UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 2, 2012

CROSSTEX ENERGY, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

On July 2, 2012, Crosstex Energy Services, L.P. (the “Buyer”), a wholly-owned subsidiary of Crosstex Energy, L.P. (the “Partnership”), completed its previously announced acquisition (the “Clearfield Acquisition”) of all of the issued and outstanding common stock of Clearfield Energy, Inc. (“Clearfield Energy”) pursuant to the terms of the Stock Purchase and Sale Agreement, dated as of May 7, 2012  (the “Acquisition Agreement”), with Energy Equity Partners, L.P. (the “Seller”), certain of the limited partners of the Seller, Clearfield Energy and Clearfield Energy’s wholly-owned subsidiaries, Clearfield Holdings, Inc., West Virginia Oil Gathering Corporation, Appalachian Oil Purchasers, Inc., Kentucky Oil Gathering Corporation, Ohio Oil Gathering Corporation II, Ohio Oil Gathering Corporation III, OOGC Disposal Company I, M&B Gas Services, Inc., Clearfield Ohio Holdings, Inc., Pike Natural Gas Company, Eastern Natural Gas Company and Southeastern Natural Gas Company (collectively with Clearfield Energy, “Clearfield”). Clearfield is a crude oil, condensate and water services company with operations in Ohio, Kentucky and West Virginia.

At closing, the Buyer paid an amount in cash equal to approximately $210 million, which is subject to post-closing adjustments as provided for in the Acquisition Agreement.  The Clearfield Acquisition was financed with a portion of the proceeds from the Partnership’s May 2012 issuance of approximately $250 million senior unsecured notes due 2022.

A copy of the Acquisition Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Partnership with the Securities and Exchange Commission on May 8, 2012 and is incorporated herein by reference.

Item 7.01.                                          Regulation FD Disclosure.

On July 2, 2012, the Partnership issued a press release announcing the closing of the Clearfield Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report (this “Current Report”) on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.                                          Financial Statements and Exhibits.

(a)                                  Financial Statement of Business Acquired.

As permitted under this item, the Partnership will file any financial statements required by this item by amendment to this Current Report not later than 71 days after the date this Current Report is required to be filed.

(b)                                 Pro Forma Financial Information.

As permitted under this item, the Partnership will file the pro forma financial information required to be filed by this item by amendment to this Current Report not later than 71 days after the date this Current Report is required to be filed.

(d)                                 Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press Release dated July 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P.

	By:	Crosstex Energy GP, LLC, its General Partner

Date: July 2, 2012	By:	/s/ Michael J. Garberding
Michael J. Garberding
Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press Release dated July 2, 2012.